As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-198322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMSA HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	34-1831554
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jenniffer D. Deckard

President and Chief Executive Officer

FMSA Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David P. Oelman	J. Michael Chambers
Alan Beck	Sean T. Wheeler
Vinson & Elkins L.L.P.	Latham & Watkins LLP
1001 Fannin Street, Suite 2500	811 Main Street, Suite 3700
Houston, Texas 77002	Houston, Texas 77002
(713) 758-2222	(713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-198322) of FMSA Holdings Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 4 does not include a copy of the preliminary prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other expenses of issuance and distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby. With the exception of the Registration Fee, FINRA Filing Fee and New York Stock Exchange listing fee), the amounts set forth below are estimates.

SEC Registration Fee	$158,192
FINRA Filing Fee	$176,906
New York Stock Exchange listing fee	$250,000
Accountants’ fees and expenses	$1,575,000
Legal fees and expenses	$2,050,000
Printing and engraving expenses	$500,000
Transfer agent and registrar fees	$50,000
Miscellaneous	$850,000

Total	$5,610,098

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws will provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation will also contain indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation will provide that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We will enter into written indemnification agreements with our directors and executive officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15.	Recent Sales of Unregistered Securities

During the past three years, we have issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder or Rule 701 of the Securities Act. All share and price information included in this section does not reflect the impact of the expected pre-offering split of our common stock.

The following table sets forth information on the restricted stock awards issued by us and common stock issued pursuant to the exercise of stock options in the three years preceding the filing of this registration statement.

Shared Issued Pursuant to Exercise of Option
		Common Stock Issued
Date	Person or Class of Person	Class A	Class B	Total Consideration
March 18, 2011	Executive Officer	1,253,852		$1,034,579.90
March 21, 2011	Executive Officer	102,000		$145,200.00
March 28, 2011	Executive Officer	850,000		$1,210,000.00
March 30, 2011	Employee	48,314		$68,776.40
March 30, 2011	Employee	34,000		$48,400.00
April 28, 2011	Employee	42,500		$60,500.00
April 28, 2011	Employee	13,600		$5,020.00
April 28, 2011	Executive Officer	119,000		$169,400.00
April 28, 2011	Employee	81,600		$116,160.00
May 02, 2011	Employee	285,566		$406,511.60
May 23, 2011	Executive Officer	1,700,000		$2,036,000.00
May 23, 2011	Employee	986,374		$1,404,132.40
May 23, 2014	Employee	17,000		$24,200.00
May 25, 2011	Employee	289,000		$411,400.00
May 23, 2011	Executive Officer	74,800		$15,675.00
May 23, 2011	Employee	170,000		$242,000.00
June 7, 2011	Employee	10,200		$14,520.00
June 27, 2011	Employee	102,000		$145,200.00
September 2, 2011	Employee	60,486		$86,103.60
September 26, 2011	Employee	255,000		$363,000.00
November 1, 2011	Executive Officer	510,000		$242,000.00

Shared Issued Pursuant to Exercise of Option
		Common Stock Issued
Date	Person or Class of Person	Class A	Class B	Total Consideration
November 15, 2011	Employee	68,000		$10,640.00
December 2, 2011	Employee	20,400		$29,040.00
December 13, 2011	Employee	19,278		$27,442.80
February 29, 2012	Employee		3,400	$12,105.00
February 29, 2012	Employee	166,600	28,900	$340,052.50
March 08, 2012	Employee		11,900	$42,367.50
April 06, 2012	Executive Officer		47,600	$169,470.00
May 15, 2012	Employee		37,400	$133,155.00
May 23, 2012	Employee		340	$1,210.50
May 7, 2013	Employee		10,200	$36,315.00
May 07, 2013	Employee	13,600		$19,360.00
May 07, 2013	Employee	23,800		$33,880.00
May 07, 2013	Employee	10,200		$14,520.00
May 07, 2013	Employee	10,200		$14,520.00
May 31, 2013	Employee	154,122	40,800	$364,657.20
June 07, 2013	Employee	9,350		$13,310.00
September 30, 2013	Employee		6,800	$24,210.00
November 8, 2013	Employee		40,800	$145,260.00
November 22, 2013	Employee		20,400	$72,630.00
November 22, 2013	Employee	6,800		$9,680.00
November 25, 2013	Executive Officer	357,000		$508,200.00
December 9, 2013	Employee		3,400	$12,105.00
December 10, 2013	Employee	34,000		$5,320.00
December 13, 2013	Employee	3,400		$2,920.00
April 7, 2014	Employee	15,300	35,700	$148,882.50
June 2, 2014	Employee		3,400	$12,105.00
June 04, 2014	Executive Officer	224,910		$47,131.88
June 6, 2014	Employee	45,050		$50,690.00
June 11, 2014	Employee			$127,102.50
June 13, 2014	Executive Officer	459,000		$653,400.00
June 18, 2014	Employee	17,000		$24,200.00
June 19, 2014	Employee	16,150		$22,990.00
June 23, 2014	Employee		23,800	$108,170.00
June 24, 2014	Executive Officer		34,000	$121,050.00
June 24, 2014	Executive Officer	192,440		$165,272.00
June 25, 2014	Employee	5,950		$8,470.00
June 25, 2014	Employee	170,000		$242,000.00
June 26, 2014	Employee		74,800	$266,310.00
June 26, 2014	Employee		86,700	$308,677.50
June 30, 2014	Employee	51,000		$72,600.00
June 30, 2014	Employee	51,000		$72,600.00
June 30, 2014	Employee		10,200	$36,315.00
June 30, 2014	Employee	30,226		$43,027.60
June 30, 2014	Employee		102,000	$363,150.00

The following table sets forth information on the stock options issued by us in the three years preceding the filing of this registration statement.

Non-qualified Stock Options Granted Through 6/30/14
Date of Issuance		Number of options Granted	Strike Price
May 30, 2011	Employee	34,000	$5.68
May 31, 2011	Executive Officer	255,000	$5.68
June 13, 2011	Employee	238,000	$5.68
August 15, 2011	Employee	170,000	$9.84
August 22, 2011	Employee	173,400	$9.84
August 29, 2011	Employee	255,000	$9.84
September 1, 2011	Employee	51,000	$9.84
October 1, 2011	Employees	238,000	$9.84
November 14, 2011	Employee	17,000	$9.84
January 1, 2012	Employees	34,000	$10.92
January 9, 2012	Employee	170,000	$10.92
January 23, 2012	Employee	59,500	$10.92
June 18, 2012	Employees	136,000	$10.92
July 27, 2012	Employee	17,000	$11.21
August 7, 2012	Employee	85,000	$11.21
September 27, 2012	Employee	17,000	$10.91
October 10, 2012	Employee	51,000	$11.21
April 1, 2013	Employees	51,000	$10.45
July 15, 2013	Employees	255,000	$10.45
July 22, 2013	Employee	17,000	$10.45
July 31, 2013	Executive Officer	17,000	$10.45
July 31, 2013	Employee	34,000	$10.45
August 23, 2013	Employee	17,000	$10.45
September 20, 2013	Employee	51,000	$10.45
September 30, 2013	Employees	306,000	$10.45
October 7, 2013	Employee	51,000	$10.45
October 17, 2013	Employees	561,000	$10.45
December 10, 2013	Employees	389,300	$10.45
December 10, 2013	Executive Officers	425,000	$10.45
December 16, 2013	Employee	85,000	$10.45
May 31, 2014	Employees	297,500	$11.15
June 2, 2014	Employee	17,000	$11.15
June 17, 2014	Employees	34,000	$11.15

The issuances of common stock described above either represent grants of restricted stock under, or were made pursuant to the exercise of stock options granted under our compensation plans to our officers, directors, employees and consultants in reliance upon an available exemption from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b) of the Securities Act. Among other things, we relied on the fact that, under Rule 701, companies that are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act are exempt from registration under the Securities Act with respect to certain offers and sales of securities pursuant to “compensatory benefit plans” as defined under that rule.

Item 16.	Exhibits and financial statement schedules

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For purposes of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For purposes of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterland, State of Ohio, on September 26, 2014.

FMSA Holdings Inc.

By:	/s/ Jenniffer D. Deckard
Name:	Jenniffer D. Deckard
Title:	President and Chief Executive Officer

* * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on September 26, 2014.

Name	Title
/s/ Jenniffer D. Deckard	President, Chief Executive Officer and Director (Principal Executive Officer)
Jenniffer D. Deckard

/s/ Christopher L. Nagel	Chief Financial Officer and Executive Vice President of Finance (Principal Financial and Accounting Officer)
Christopher L. Nagel

*	Director
William E. Conway

*	Director
Charles D. Fowler

*	Director
William P. Kelly

*	Director
Matthew F. LeBaron

*	Director
Michael E. Sand

*	Director
Lawrence W. Schultz

*By:	/s/ Christopher L. Nagel
Christopher L. Nagel Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit number		Description

1.1		Form of Underwriting Agreement

**2.1	††	Interests Purchase Agreement, dated as of April 30, 2013, by and among Fairmount Minerals, Ltd., Soane Energy LLC and Self-Suspending Proppant LLC

**3.1		Form of Third Amended and Restated Certificate of Incorporation of FMSA Holdings Inc.

**3.2		Form of Fourth Amended and Restated Bylaws of FMSA Holdings Inc.

4.1		Specimen Common Stock Certificate

**5.1		Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

**10.1		Second Amended and Restated Credit and Guaranty Agreement dated as of September 5, 2013 by and among Fairmount Minerals, Ltd., Fairmount Minerals Holdings, Inc., certain subsidiaries of Fairmount Minerals, Ltd., Lake Shore Sand Company (Ontario) Ltd., the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, as Collateral Agent and as Revolving Administrative Agent and the other agents referred to therein.

**10.2		Amendment Agreement dated as of September 5, 2013 by and among Fairmount Minerals, Ltd., Fairmount Minerals Holdings, Inc., certain subsidiaries of Fairmount Minerals, Ltd., Lake Shore Sand Company (Ontario) Ltd., the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and as Collateral Agent and the other agents referred to therein.

**10.3		First Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of March 27, 2014 by and among Fairmount Minerals, Ltd., Fairmount Minerals Holdings, Inc., certain subsidiaries of Fairmount Minerals, Ltd., Lake Shore Sand Company (Ontario) Ltd., the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, as Collateral Agent and as Revolving Administrative Agent and the other agents referred to therein.

**10.4		Joinder Agreement, dated as of February 14, 2014 by and among Barclays Bank PLC, Fairmount Minerals, Ltd., as borrower representative and Barclays Bank PLC, as administrative agent.

**10.5		Joinder Agreement, dated as of August 29, 2014 by and among Barclays Bank PLC, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA, Jefferies Finance LLC, Keybank National Association and Royal Bank of Canada (collectively, the “Incremental Revolving Loan Lenders”), Fairmount Santrol Inc., as borrower representative and Barclays Bank PLC, as administrative agent.

**10.6		Joinder Agreement, dated as of September 18, 2014 by and among JPMorgan Chase Bank, N.A. (the “Incremental Revolving Loan Lender”), Fairmount Santrol Inc., as borrower representative and Barclay’s Bank PLC, as administrative agent.

**10.7		Form of Fourth Amended and Restated Stockholders Agreement

**10.8		Form of Indemnification Agreement

**10.9	†	Form of FMSA Holdings Inc. Non-Qualified Stock Option Plan

**10.10	†	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Non-Qualified Stock Option Plan

**10.11	†	Amendment I to the FMSA Holdings Inc. Non-Qualified Stock Option Plan Stock Option Agreement

**10.12	†	Form of FMSA Holdings Inc. Long Term Incentive Compensation Plan

**10.13	†	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Long Term Incentive Compensation Plan

Exhibit number		Description

**10.14	†	Amendment I to the FMSA Holdings Inc. Long Term Incentive Compensation Plan Stock Option Agreement

**10.15	†	Form of FMSA Holdings Inc. Stock Option Plan

**10.16	†	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Stock Option Plan

**10.17	†	Amendment I to the FMSA Holdings Inc. Stock Option Plan Stock Option Agreement

**10.18	†	Form of FMSA Holdings Inc. 2014 Long Term Incentive Plan

**10.19	†	Form of Stock Option Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan

**10.20	†	Form of Notice of Grant of Stock Option for FMSA Holdings Inc. 2014 Long Term Incentive Plan

**10.21	†	Form of Notice of Stock Option Exercise for FMSA Holdings Inc. 2014 Long Term Incentive Plan

**10.22	†	Form of Restricted Stock Unit Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan

**10.23	†	Form of Notice of Grant of Restricted Stock Unit for FMSA Holdings Inc. 2014 Long Term Incentive Plan

**21.1		List of Subsidiaries of FMSA Holdings Inc.

23.1		Consent of PricewaterhouseCoopers LLP

**23.2		Consent of GZA, GeoEnvironmental, Inc.

**23.3		Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

**23.4		Consent of Freedonia Group, Inc.

**23.5		Consent of PacWest Consulting Partners

**23.6		Consent of PropTester, Inc.

**24.1		Power of Attorney

**	Previously filed.
†	Compensatory plan or arrangement.
††	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to supplementally furnish a copy of the omitted schedules and exhibits upon request.